EXHIBIT 11



                                         LASERSIGHT INCORPORATED
                                    COMPUTATION OF PER SHARE EARNINGS
                                 SIX MONTHS ENDED JUNE 30, 2002 AND 2001

                                                         Three Months Ended                 Six Months Ended
                                                               June 30,                         June 30,
                                                    ------------     ------------     ------------     ------------
                                                        2002             2001             2002             2001
                                                    ------------     ------------     ------------     ------------
BASIC AND DILUTED

       Weighted average shares outstanding            27,003,000       24,135,000       26,747,000       23,826,000
                                                    ============     ============     ============     ============

       Net loss                                     $ (4,400,175)      (8,680,362)      (9,479,117)     (11,152,626)
                                                    ============     ============     ============     ============

       Basic loss per share                         $      (0.16)           (0.36)           (0.35)           (0.47)
                                                    ============     ============     ============     ============

ADDITIONAL DILUTED CALCULATION

       Net loss, above                              $ (4,400,175)      (8,680,362)      (9,479,117)     (11,152,626)
                                                    ============     ============     ============     ============

       Additional adjustment to weighted average number of shares:
        Weighted average shares outstanding,
         above                                        27,003,000       24,135,000       26,747,000       23,826,000
       Dilutive effect of stock options, warrants
         and convertible  preferred stock                844,000        1,599,000        1,154,000        1,808,000
                                                    ------------     ------------     ------------     ------------
       Weighted average number of shares,
          adjusted                                    27,847,000       25,734,000       27,901,000       25,634,000
                                                    ============     ============     ============     ============

      Diluted loss per share, adjusted (A)          $      (0.16)           (0.34)           (0.34)           (0.44)
                                                    ============     ============     ============     ============


(A)   This calculation is submitted in accordance with Regulation S-K item
      601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.
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